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                             [IT GROUP LETTERHEAD]



N E W S  R E L E A S E

Release Date:      FOR IMMEDIATE RELEASE

Investor Contact:  Richard R. Conte (412) 372-7701
Media Contact:     William L. Mulvey (202) 682-1147

THE IT GROUP, INC. SUSPENDS QUARTERLY DIVIDEND PAYMENT ON CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

Pittsburgh, Pennsylvania -- November 30, 2001 -- The IT Group, Inc. (NYSE:ITX) today announced that the Board of Directors did not declare the quarterly dividend payable December 31, 2001 on its 7% Cumulative Convertible Exchangeable Preferred Stock (NYSE:ITXpr). Each depositary share listed on the New York Stock Exchange represents 1/100 of a share of the preferred stock. The Company also announced that it will not pay the August 20, 2001 and November 20, 2001 quarterly dividends on the Company's 6% Cumulative Convertible Participating Preferred Stock. Future quarterly dividend payment decisions will be announced in advance of each scheduled payment date.

Dr. Francis J. Harvey, acting president and chief executive officer, said, "Reported results for the third quarter and the first nine months of 2001 were disappointing, and recessionary economic conditions continue to impact our business. Based upon early fourth quarter activities, the Company continues to experience weakness in its businesses and sees little relief from the earnings, operating cash flow and debt paydown shortfalls previously discussed. We are continuing our in-depth review and analysis of all aspects of the Company's performance, and have begun to formulate a multi-faceted recovery plan. In support of that recovery plan, suspension of the dividends is appropriate. Also, in light of further deterioration in the economy and the in-depth review now underway, prior guidance for the fourth quarter and the full year 2001 is no longer applicable. Furthermore, these uncertainties preclude us from providing new guidance for the fourth quarter of 2001 or fiscal year 2002."
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The IT Group addresses the infrastructure and environmental needs of both private and public sector clients as a leading provider of diversified services, including engineering, consulting, facilities management, water, construction, remediation, liability transfer and information management. Additional information about The IT Group can be found on the Internet at www.theitgroup.com The IT Group's common stock and depositary shares are traded
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on the New York Stock Exchange under the symbol ITX and ITXpr, respectively.


Statements regarding the intentions, beliefs, expectations or predictions of The IT Group, Inc. (the Company) and its management, are forward-looking statements that reflect the current views of The IT Group and its management about future events and are subject to certain risks, uncertainties and assumptions. Actual results could differ materially from those projected in such forward-looking statements as a result of a number of factors, including, but not limited to, the effects of worsening economic conditions, the pending results of our recovery efforts, the effects terrorist attacks may have on our business and on the economy generally, our ability to do business with qualified subcontractors, vendors and financial institutions as well as to retain qualified personnel in light of our current liquidity and financial performance, competition and pricing pressures, bidding opportunities and success therein, the ability of the Company to negotiate and otherwise realize the amounts of project and legacy claims, the ability to manage subcontracted work, the ability to manage costs and margins, the availability of Federal funding in the Company's businesses, management of the Company's cash resources, particularly in light of the Company's substantial and variable leverage, funding of backlog, matters affecting contracting and engineering businesses generally, such as seasonal work, the impact of weather and clients' timing of projects. For further information, please review "Management's Discussion and Analysis of Results of Operations and Financial Condition," in the Company's Report on Form 10-K for the year-ended December 29, 2000 and Report on Form 10-Q for the quarter ended September 28, 2001.